UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2021 (December 10, 2021)

The Williams Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Williams Center
Tulsa, Oklahoma	74172-0172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 573-2000

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	WMB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2021, The Williams Companies, Inc. (“the Company”) announced that John D. Porter has been named Senior Vice President and Chief Financial Officer of the Company, effective January 1, 2022. Mr. Porter, age 52, has served as the Company’s Vice President, Chief Accounting Officer, Controller and Financial Planning & Analysis since January 1, 2020. From 2017 to 2020, Mr. Porter served as the Company’s Vice President—Enterprise Financial Planning & Analysis and Investor Relations. From 2013 to 2017, he served as the Company’s Director of Investor Relations & Enterprise Planning, and from 2005 to 2013, he served in a number of financial and accounting roles at the Company, including Director of Investor Relations, Assistant Controller of Williams Partners, L.P., Director of Accounting—Master Limited Partnerships, and Manager of Financial Reporting. Mr. Porter served as Supervisor of Revenue Accounting at the Company from 1998 to 2001. Between 2001 and 2005, he held various accounting and financial positions at Forest Oil Corporation, an oil and gas production company, including as Manager of Financial Reporting. He began his career in public accounting with Madole, Wagner, Huhn & Cole, PLLC and has more than 28 years of experience. Mr. Porter holds a bachelor’s degree in accounting from Oklahoma State University and is a Certified Public Accountant.

In connection with his appointment, Mr. Porter will receive an annual base salary of $550,000 and will be eligible for an award under the Company annual incentive plan (“AIP Plan”), at a target of 90% of his annual base salary. Actual bonus payments under the AIP Plan will be made at the discretion of the Company’s Compensation and Management Development Committee, and generally will be based upon performance as compared to stated objectives and certain other factors as may be determined from time to time. Mr. Porter will also be eligible for long-term incentive awards under The Williams Companies, Inc. 2007 Incentive Plan (“Incentive Plan”) at an annual equity target of $2,400,000 through a combination of performance-based restricted stock units and time-based restricted stock units. Actual awards under the Incentive Plan will be made at the discretion of the Compensation and Management Development Committee and are generally based on corporate and individual performance and competitive market data. In addition, Mr. Porter will be eligible to participate in certain other benefits on the same terms and conditions as other Company executives, including participation in The Williams Companies, Inc. Executive Severance Pay Plan, and will be eligible to enter into a Tier One Change in Control Agreement for executive officers.

There are no arrangements or understandings between Mr. Porter and any other person pursuant to which he was selected as an officer. There are no existing relationships between Mr. Porter and the Company or any of their respective subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K or any familial relationship that would require disclosure under Item 401(d) of Regulation S-K.

As previously announced, John Chandler will retire March 31, 2022, after a transition of responsibilities to Mr. Porter.

On December 13, 2021, the Company also announced that Mary A. Hausman has been named the Vice President, Controller, and Chief Accounting Officer of the Company, effective January 1, 2022, to replace Mr. Porter. Ms. Hausman, age 50, currently serves as the Company’s Staff Vice President of Internal Audit. Ms. Hausman joined the Company in 2019 as a Director of Special Projects, assisting in a change initiative to implement Oracle Cloud for Company financial, projects, accounting, and supply chain systems and was promoted to her current role later that year. Prior to joining the Company, Ms. Hausman spent 17 years at Berkshire Hathaway Energy, serving in various roles of increasing responsibility, including Vice President and Chief Accounting Officer for subsidiary NV Energy from 2013 to 2019 where she was responsible for financial reporting, financial planning and analysis and regulated rate review strategy and filings. From 2007 to 2013, she was Controller at subsidiary Kern River Gas Transmission Company, responsible for financial planning and analysis, financial reporting, and filings with the Federal Energy Regulatory Commission. Prior to that, she spent six years in public accounting with Deloitte & Touche LLP and has held roles of increasing responsibility in auditing, internal controls, finance and financial reporting throughout her 28-year career. Ms. Hausman received her bachelor’s degree in accounting from Kansas State University and is a Certified Public Accountant and a Certified Internal Auditor.

Ms. Hausman’s base salary beginning January 1, 2022, will be $295,000, and she will be eligible for an award under the Company AIP Plan at a target of 50% of her annual base salary. Actual bonus payments under the AIP Plan will be made at the discretion of the Company’s Compensation and Management Development Committee, and generally will be based upon performance as compared to stated objectives and certain other factors as may be determined from time to time. Ms. Hausman will continue to be eligible to receive equity awards under Incentive Plan. Actual awards under the Incentive Plan will be made at the discretion of the Compensation and Management Development Committee and are generally based on corporate and individual performance, and competitive market data. Ms. Hausman will be eligible to participate in benefit programs consistent with those offered to similarly situated employees, including participation in The Williams Companies, Inc. Executive Severance Pay Plan and a Change in Control and Restrictive Covenant Agreement.

There are no arrangements or understandings between Ms. Hausman and any other person pursuant to which she was selected as an officer. There are no existing relationships between Ms. Hausman and the Company or any of their respective subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K or any familial relationship that would require disclosure under Item 401(d) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On December 13, 2021, the Company furnished a press release regarding the appointments of Mr. Porter and Ms. Hausman described above in Item 5.02 of this Current Report on Form 8-K. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated in this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information furnished under this Item 7.01 on this Current Report on Form 8-K and the exhibit attached hereto are deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

99.1	Press Release dated December 13, 2021.

104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.

Dated: December 13, 2021	By:	/s/ Robert E. Riley, Jr.
Robert E. Riley, Jr.
Corporate Secretary